                                                                     EXHIBIT 4.3

      COMMON                                                        COMMON

     SERIES A                                                      SERIES A
PAR VALUE $1.67 EACH                                        PAR VALUE $1.67 EACH

                                  [PICTURE]
- -----------                                                          -----------
  Number    INCORPORATED UNDER THE LAWS     SEE REVERSE SIDE FOR        Shares
DS           OF THE STATE OF DELAWARE     RIGHTS PLAN CERTIFICATION
- -----------                                                          -----------


THIS CERTIFICATE IS TRANSFERABLE IN                   CUSIP  080555 10 5
       NEW YORK, NEW YORK                    SEE REVERSE FOR CERTAIN DEFINITIONS
                                                       AND RESTRICTIONS


                            A. H. BELO CORPORATION


         ------------------------------------------------------------
         This
         Certifies
         that



         is the
         owner of
         ------------------------------------------------------------

            FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

A.H. Belo Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendments thereto, copies of which are on file with the Corporation and the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
                                                                         [STOCK]

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[SEAL]

     /s/ROBERT W. DECHERD              DATED:
    CHAIRMAN OF THE BOARD
                                       COUNTERSIGNED AND REGISTERED:
      /s/BRENDA C. MADDOX              CHEMICAL MELLON SHAREHOLDER SERVICES, LLC
                TREASURER              BY                         TRANSFER AGENT
                                                                   AND REGISTRAR

                                                            AUTHORIZED SIGNATURE

                                                                      LOT 1 FACE

                            A. H. BELO CORPORATION


     The Corporation is authorized to issue three series of Common Stock (Series A, Series B, and Series C), and more than one series of preferred stock. Upon written request of the record holder of this Certificate to the Corporation at its principal place of business or registered office, a full statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights will be furnished without charge.

      The Communications Act of 1934 imposes restrictions on the ownership of shares of the Corporation by aliens. Article IX, Section 5 of the Bylaws of the Corporation provides that (a) not more than one-fourth of the equity or voting power of the Corporation shall at any time be owned of record or voted by or for the account of aliens, and (b) if the stock records of the Corporation shall at any time disclose one-fourth alien ownership or voting power. No transfers of shares to aliens will be made and, if it shall thereafter be found that such shares are in fact held by or for the account of an alien, such shares will not be entitled to vote, to receive dividends or to any other rights except the right to transfer such shares to a United States citizen. For these purposes "alien" shall include the following or their representatives: any individual not a citizen of the United States of America and any representative of any such individual; any corporaiton or other entity organized under the laws of any foreign government; any foreign government, its agencies or representatives; any partnership of which any partner is an alien, except for limited partners insulated in accordance with the rules and regulations of the Federal Communications Commission; any corporation or other entity controlled directly or indirectly by other than a United States citizen; and any other entity or individual determined to be an alien under Section 310 of the Communications Act of 1934, as amended, or the rules and regulations of the Federal Communications Commission.

                        ------------------------------
                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT -         Custodian
                                                        --------         -------
TEN ENT - as tenants by the entireties                   (Cust)          (Minor)
                                               Under Uniform Gifts to Minors Act
JT TEN  - as joint tenants with right
          of survivorship and not as           ---------------------------------
          tenants in common                                   (State)


   Additional abbreviations may also be used though not in the above list.

                        ------------------------------


For Value received,                        hereby sell, assign and transfer unto
                   ------------------------


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
    PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE

- --------------------------------------------------------------------------------

                           Shares of the Common Stock represented by the within
- --------------------------

Certificate, and do hereby irrevocably constitute and appoint
                                                              ------------------
Attorney to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
     ------------------------------------

Signature(s) Guaranteed:


                                             -----------------------------------
- ----------------------------------------                 Signature(s)
THE SIGNATURE(S) MUST BE GUARANTEED          NOTICE: THE SIGNATURE(S) TO THIS
BY AN ELIGIBLE GUARANTOR INSTITUTION         ASSIGNMENT MUST CORRESPOND WITH
(BANKS, STOCKBROKERS, SAVINGS AND LOAN       THE NAME(S) AS WRITTEN UPON THE
ASSOCIATIONS AND CREDIT UNIONS WITH          FACE OF THE CERTIFICATE IN EVERY
MEMBERSHIP IN AN APPROVED SIGNATURE          PARTICULAR, WITHOUT ALTERATION OR
GUARANTEE MEDALLION PROGRAM) PURSUANT        ENLARGEMENT OR ANY CHANGE WHATEVER.
TO S.E.C. RULE 17Ad-15.

     This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between A. H. Belo and Chemical
Mellon Shareholder Services, L.L.C., dated as of March 10, 1986, amended and restated as of February 28, 1996, as amended or supplemented (the "Rights Agreemnt") the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of A. H. Belo Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. A. H. Belo Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefore. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void.